Exhibit 99.1

Contact:	Maria Scurry	Brett Pollack
	Global Communications	Investor Relations
	maria.scurry@qliktech.com	brett.pollack@qliktech.com
	781-366-7617	646-561-0906

QlikTech Strengthens Executive Leadership Team to Support

Significant Growth Opportunity

Seasoned Chief Financial Officer and Chief People Officer bring backgrounds built on leading in dynamic markets and scaling operations

Radnor, PA – June 3, 2013 – QlikTech (NASDAQ: QLIK), a leader in Business Discovery – user-driven Business Intelligence (BI), today announced that Tim MacCarrick will become its Chief Financial Officer (CFO) effective July 1, 2013, and that Diane Adams will join the Company as its Chief People Officer (CPO), effective June 10, 2013. Each brings more than 20 years of experience leading their disciplines and scaling operations during times of significant growth.

MacCarrick’s background includes both chief financial officer and chief operating officer positions at Fortune 1000 companies, including Crane Co. (NYSE:CR), where he was corporate vice president and CFO, and Xerox (NYSE:XRX), where he served in a variety of financial executive positions over a 20-year period, including corporate vice president and vice president finance, Xerox North America; and CFO, Xerox Europe. He most recently served as chief operating officer, global vendor finance for De Lage Landen International B.V., a global financing business with a portfolio of over $30 billion across 35 countries. Bill Sorenson, QlikTech’s current CFO, who in February, 2013 announced his plan to exit the Company, will work with MacCarrick to ensure a smooth transition.

Adams brings extensive experience in organizational and leadership development, change management and strategic staffing for high growth companies, including Cisco Systems (NASDAQ:CSCO), where she served in a variety of human resources leadership positions over a 14-year span during which the company grew from $2.2 billion in revenue and approximately 4,000 employees to $36 billion in revenue and more than 65,000 employees. In her final three years she served in a dual position as vice president, human resources, international and vice president, human resources, worldwide sales, leading the human resources function for 35,000 employees in 152 countries. Adams joins QlikTech most recently from AllScripts (NASDAQ:MDRX), where she served as executive vice president, culture and talent, during a three-year period in which the company grew from $548 million in revenue and 2,400 employees to $1.4 billion in revenue and over 7,000 employees, and executed the acquisitions of Misys and Eclipsys.

“We are extremely pleased to strengthen our executive team with the experience Tim and Diane bring as we scale QlikTech at the pace required to continue to transform the business intelligence market,” said Lars Björk, QlikTech’s chief executive officer. “Having taken other notable companies through periods of strong growth and market transformations, Tim and Diane have gained the

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strategic financial and human capital knowledge necessary to help QlikTech achieve our goals in terms of revenue growth, operational scale, customer focus, leadership development and employee satisfaction.”

QlikTech also announced that Paul Farmer, who has served as its Chief People Officer since September 2011, will exit the Company after working to transition his role to Adams.

“Paul joined QlikTech at a time when our human resources function was in need of centralization and best practices to effectively support our accelerating growth,” commented Björk. “We thank Paul for leading these initiatives to support the expansion of our employee base by 50% during his tenure to nearly 1,500 employees today,” he added.

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery—user-driven Business Intelligence (BI). Its QlikView Business Discovery solution bridges the gap between traditional BI solutions and inadequate spreadsheet applications. The in-memory associative search technology QlikTech pioneered created the self-service BI category, allowing users to explore information freely rather than being confined to a predefined path of questions. Appropriate from SMB to the largest global enterprise, QlikView’s self-service analysis can be deployed with data governance in days or weeks. The QlikView Business Discovery platform’s app-driven model works with existing BI solutions, offering an immersive mobile and social, collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 28,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

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Qlik™, QlikView™, QlikTech™, and the QlikTech logo are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned are the trademarks of their respective owners.